UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ValueVision Media, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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On June 5, 2014, ValueVision Media, Inc. (“ValueVision”) sent the following communication to employees relating to ValueVision’s 2014 Annual Meeting of Shareholders scheduled for June 18, 2014.

June 5, 2014

Good afternoon,

We are now less than two weeks away from our Annual Meeting, which is scheduled for June 18th, at which shareholders will elect the ValueVision Board of Directors. As you may know, the Clinton Group has put up its own slate of nominees in opposition to our current directors. We remain confident in the strategy we have developed and in the Board of Directors we have assembled and believe shareholders will recognize the outstanding progress we have made together and the value we have created for our stakeholders.

As part of the election process, those of you who are shareholders have probably already received voting materials by mail from both ValueVision and the Clinton Group. The materials that we have sent to shareholders include ValueVision’s white proxy card and contain our strategy for continued growth, demonstrate how far we have grown as a Company, and address the inaccurate and misleading statements made by the Clinton Group. What you may have seen or heard in the media is typical for a proxy contest and will likely continue up to the Annual Meeting.

This should not take away from what we do each day for our customers. It is business as usual at ShopHQ. We will remain focused on driving the business and executing on our strategies so that we can meet and exceed our customers’ expectations.

We know that you likely have questions about the proxy contest and what it means for those of you who are shareholders, and we have tried to address some of them in the attached FAQ document.

You are an integral part of ShopHQ, and I thank you for working so diligently to build and inspire communities through shopping.

Thank you once again for your support and dedication.

Keith

If you receive any calls from the media or other outside parties, please forward them to Dawn Zaremba at 952-943-6043.

Proxy Contest FAQ

Q: When is the Annual Meeting?

A: ValueVision’s 2014 Annual Meeting of Shareholders is scheduled for Wednesday, June 18, 2014 at 9 am, Central time.

Q: What will happen at the Annual Meeting?

A: At the meeting, both ValueVision and the Clinton Group will submit all of the proxy cards they have received throughout the process to an independent inspector of elections who will be responsible for counting and certifying the vote.

Only shareholders who held shares as of the May 2, 2014 record date for the Annual Meeting will be able to vote. Shareholders are also able to submit their votes via instructions found on their proxy cards, either by voting electronically online, by mailing in their proxy card, or by telephone.

All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting. While there may be some preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time for the vote in proxy contests to be certified by the independent inspector of elections.

Additional information about the Annual Meeting, the voting process and our Board’s solicitation of proxies is included in the definitive proxy statement filed by ValueVision with the SEC and mailed to shareholders who held shares as of the May 2, 2014 record date. If you are a shareholder and would like to receive an additional copy of ValueVision’s proxy statement, please call Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting, at (888) 750-5834.

Q: How can I vote to support the Company’s slate of directors?

A: Shareholders may vote by following the instructions on the WHITE proxy card that accompanied ValueVision’s proxy statement and other relevant materials. Voting before the Annual Meeting is encouraged, either electronically online, by mailing in your proxy card, or by telephone.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting, at (888) 750-5834.

Q: When will the proxy contest be over?

A: The solicitation of proxies for the 2014 Annual Meeting of Shareholders will continue through the meeting itself. Those of you who are shareholders should expect to continue to receive communications and proxy cards from both ValueVision and the Clinton Group until that point.

Q: How many proxy cards will I receive? Do I need to vote all of them?

A: Many shareholders hold their shares in more than one account, and may receive separate proxy cards or voting instructions forms for each of those accounts. Additionally, we may choose to send a proxy card to you each time we send you a letter or other information. So you may have received many proxy cards throughout the campaign. Once you have voted, you do not need to vote again, unless you want to change your vote. Only the latest dated proxy you submit will be counted.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting, at (888) 750-5834.

Q: What should I tell others (customers, business partners, etc.) who ask me about the proxy contest?

A: For us, it’s business as usual. We are focused on continuing to meet and exceed the needs of our customers.

Q: What should I do if I am questioned by shareholders, members of the news media, or other outside parties?

A: The Company will respond to shareholder, media and other inquiries appropriately. Only authorized employees may speak on the Company’s behalf.

If you receive any calls from the media or other outside parties, please forward them to Dawn Zaremba at 952-943-6043.

Important Information

This message may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.